Exhibit 99.1

The LGL Group, Inc. Reports Full Year and Q4 2016 Financial Results

ORLANDO, FL, March 21, 2017 – The LGL Group, Inc. (NYSE MKT: LGL) (the "Company" or "LGL"), announced results for the full year and quarter ended December 31, 2016.

Summary of 2016 Full-Year Financial Results:

•	Revenues of $20.9 million, up 0.9% compared to 2015
•	Net income of $0.06 per share compared to a net loss of ($0.27) per share in 2015
•	Order backlog improved 19.9% to $10.5 million at December 31, 2016 from $8.8 million at December 31, 2015
•	Adjusted EBITDA was $0.27 per share, compared to $0.19 per share for 2015

Summary of Q4 2016 Financial Results:

•	Revenues of $5.8 million, up 14.6% compared to Q4 2015
•	Net income of $0.08 per share compared to a net loss of ($0.05) per share in Q4 2015
•	Adjusted EBITDA was $0.12 per share, compared to $0.05 per share for Q4 2015

Commenting on the Company's 2016 results, Chairman and CEO, Michael J. Ferrantino, Sr. stated, "All of the arrows in our statement of operations and, for the first time in several years, our balance sheet as well, are pointed north.  In addition, our share price from the start of the year to the end of the year moved from $3.70 per share to $5.02 per share, an increase of 35.7%."

Mr. Ferrantino continued, "Although I am pleased with the increase in our share price I am still not satisfied, so our work continues. Our strategy is clear and consistent. We are about growth, both as it relates to our organic strategy of introducing new market driven products, as well as our initiative to add on synergistic pieces to LGL like the purchase of Precise Time and Frequency, Inc. ("PTF") in September. PTF added a small amount to our revenue in 2016 and incurred a small loss due to one-time costs related to moving the business over to our systems. I do expect that in Q1 2017 PTF will be accretive."

In closing, Mr. Ferrantino added, "To our shareholders who have stood by us, thank you for your patience. All of us at LGL and our subsidiaries are doing our best to see you are properly rewarded. And to our new shareholders and potential shareholders, I believe our future is only limited by our bandwidth which continues to broaden every year."

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance Frequency and Time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

For more information on the Company and its products and services, contact Patti Smith at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Patti Smith
The LGL Group, Inc.
pasmith@lglgroup.com
(407) 298-2000

THE LGL GROUP, INC.
Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Shares and Per Share Amounts)

For the year ended December 31,	2016	2015
	(Unaudited)
REVENUES	$20,891	$20,713
Costs and expenses:
Manufacturing cost of sales	13,858	13,863
Engineering, selling and administrative	7,194	7,638
OPERATING LOSS	(161)	(788)
Total other income	144	85
LOSS BEFORE INCOME TAXES	(17)	(703)
Income tax benefit (provision)	165	(8)

NET INCOME (LOSS)	$148	$(711)

Weighted average number of shares used in basic EPS calculation	2,665,043	2,640,803
Weighted average number of shares used in diluted EPS calculation	2,665,730	2,640,803
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.06	$(0.27)

For the quarter ended December 31,	2016	2015

REVENUES	$5,776	$5,042
Costs and expenses:
Manufacturing cost of sales	3,789	3,366
Engineering, selling and administrative	1,984	1,816
OPERATING INCOME (LOSS)	3	(140)
Total other income (expense)	59	(2)
INCOME (LOSS) BEFORE INCOME TAXES	62	(142)
Income tax benefit (provision)	164	5

NET INCOME (LOSS)	$226	$(137)

Weighted average number of shares used in basic EPS calculation	2,664,123	2,655,668
Weighted average number of shares used in diluted EPS calculation	2,672,549	2,655,668
BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.08	$(0.05)

THE LGL GROUP, INC.
Condensed Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$2,778	$5,553
Marketable securities	2,770	56
Accounts receivable, net of allowances of $31 and $34, respectively	3,504	2,606
Inventories, net	3,638	3,546
Prepaid expenses and other current assets	200	191
Total Current Assets	12,890	11,952
Property, plant and equipment, net	2,711	3,165
Intangible assets, net	628	475
Deferred income taxes, net	214	—
Other assets, net	203	211
Total Assets	$16,646	$15,803
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Liabilities	2,755	2,076
Stockholders' Equity	13,891	13,727
Total Liabilities and Stockholders' Equity	$16,646	$15,803

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated condensed financial statements presented on a GAAP(generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the period ended December 31, 2016 (000's, except shares and per share amounts)	Three months	Twelve months

Net income (loss) before income taxes	$62	$(17)
Interest expense	2	22
Depreciation and amortization	185	772
Non-cash stock compensation	71	67
Gain on disposal of assets	—	(110)
Bargain purchase gain	—	(4)
Adjusted EBITDA	$320	$730
Basic per share information:
Weighted average shares outstanding.	2,664,123	2,665,043
Adjusted EBITDA.	$0.12	$0.27
Diluted per share information:
Weighted average shares outstanding.	2,672,549	2,665,730
Adjusted EBITDA.	$0.12	$0.27

For the period ended December 31, 2015 (000's, except shares and per share amounts)	Three months	Twelve months

Net loss before income taxes	$(142)	$(703)
Interest expense	7	32
Depreciation and amortization	212	870
Non-cash stock compensation	64	265
Impairment of note receivable	—	38
Adjusted EBITDA	$141	$502

Weighted average number of shares used in basic and diluted EPS calculation	2,655,668	2,640,803
Adjusted EBITDA per share	$0.05	$0.19